Exhibit 99.1

Milestone Pharmaceuticals Inc.

Condensed Consolidated Financial Statements

(Unaudited)

Three months ended March 31, 2019 and 2018

(expressed in US dollars)

Milestone Pharmaceuticals Inc.

Condensed Consolidated Balance Sheets

(in thousands of US dollars, except share data)

(Unaudited)

	March 31, 2019	December 31, 2018

Assets

Current assets
Cash and cash equivalents	$71,239	$85,947
Short-term investments	29	29
Research and development tax credits receivable	264	290
Prepaid expenses (note 3)	5,482	1,398
Other receivables (note 4)	265	387
Total current assets	77,279	88,051
Operating lease right-of use asset (note 2)	282	—
Property and equipment	27	30
Total assets	$77,588	$88,081

Liabilities

Current liabilities
Accounts payable and accrued liabilities (note 5)	$3,906	$4,477
Current portion of operating lease liabilities (note 2)	168	—
Income taxes payable	78	56
Total current liabilities	4,152	4,533

Operating lease liabilities (note 2)	104	—
Total liabilities	4,256	4,533

Convertible Preferred Shares (note 10)
Class A-1 preferred shares, no par value, unlimited shares authorized, 372,211 shares issued	2,027	2,027
Class A-2 preferred shares, no par value, unlimited shares authorized, 2,443,914 shares issued	12,643	12,643
Class B preferred shares, no par value, unlimited shares authorized, 2,830,907 shares issued	17,198	17,198
Class C preferred shares, no par value, unlimited shares authorized, 3,786,878 shares issued	27,236	27,236
Class D1 preferred shares, no par value, unlimited shares authorized, 6,893,236 shares issued	64,719	64,719
Class D2 preferred shares, no par value, unlimited shares authorized, 1,223,656 shares issued	14,935	14,935

Total convertible preferred shares	138,758	138,758

Shareholders’ Deficit (note 6)
Share capital
Common shares, no par value, unlimited shares authorized, 614,940 shares issued and outstanding as of March 31, 2019 596,787 shares issued and outstanding as of December 31, 2018	2,090	2,039
Additional paid-in capital	2,840	2,655
Cumulative translation adjustment	(1,634)	(1,634)
Accumulated deficit	(68,722)	(58,270)

Total shareholders’ deficit	(65,426)	(55,210)

Total liabilities, convertible preferred shares and shareholders’ deficit	$77,588	$88,081

Subsequent events (note 10)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Milestone Pharmaceuticals Inc.

Condensed Consolidated Statements of Loss and Comprehensive Loss

(thousands of US dollars, except share and per share data)

(Unaudited)

	Three months ended
	March 31, 2019	March 31, 2018
Operating expenses
Research and development, net of tax credits (note 8)	$7,765	$3,091
General and administrative	979	439
Commercial	2,186	725

Loss from operations	$(10,930)	$(4,255)

Interest income, net of bank charges	500	90

Loss and comprehensive loss before income taxes	(10,430)	(4,165)

Income tax expense	22	16

Net loss and comprehensive loss for the period	$(10,452)	$(4,181)

Weighted average number of shares outstanding, basic and diluted	603,040	268,525

Net loss per share, basic and diluted (note 7)	$(17.32)	$(15.57)

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Milestone Pharmaceuticals Inc.

Condensed Consolidated Statements of Shareholders’ Deficit and Convertible Preferred Shares

(Unaudited)

(thousands of US dollars, except per share data)

	Common		Convertible Preferred Shares
	Shares		Class A1		Class A2		Class B		Class C		Class D1		Class D2		Additional	Cumulative
	Number		Number		Number of		Number		Number		Number		Number		paid-in	translation	Accumulated
	of shares	Amount	of shares	Amount	shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount	capital	adjustment	deficit	Total
Balance at December 31, 2017	239,990	$1,228	372,211	$2,027	2,443,914	$12,643	2,830,907	$17,198	3,786,878	$27,236	—	—	—	—	$2,372	$(1,634)	$(35,085)	$25,985

Transactions in three-month period ended March 31,2018
Net loss and comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,181)	(4,181)
Exercise of stock options (note 6)	37,675	55		—	—	—	—	—	—	—	—	—	—	—	(25)	—	—	30
Share-based compensation (note 6)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	125	—	—	125
Balance at March 31, 2018	277,665	$1,283	372,211	$2,027	2,443,914	$12,643	2,830,907	$17,198	3,786,878	$27,236	—	—	—	—	$2,472	$(1,634)	$(39,266)	$21,959
Balance at December 31, 2018	596,787	2,039	372,211	2,027	2,443,914	12,643	2,830,907	17,198	3,786,878	27,236	6,893,236	64,719	1,223,656	14,935	2,655	(1,634)	(58,270)	83,548
Transactions in three-month period ended March 31,2019
Net loss and comprehensive loss	—	—	—	—		—	—	—	—	—	—	—	—	—	—	—	(10,452)	(10,452)
Exercise of stock options (note 6)	18,153	51	—	—		—	—	—	—	—	—	—	—	—	(26)	—	—	25
Share-based compensation (note 6)	—	—	—	—		—	—	—	—	—	—	—	—	—	211	—	—	211
Balance at March 31, 2019	614,940	$2,090	372,211	$2,027	2,443,914	$12,643	2,830,907	$17,198	3,786,878	$27,236	6,893,236	$64,719	1,223,656	$14,935	$2,840	$(1,634)	$(68,722)	$73,332

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Milestone Pharmaceuticals Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(thousands of US dollars)

	Three months ended March 31,
	2019	2018

Cash flows from:
Operating activities
Net loss for the period	$(10,452)	$(4,181)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of property and equipment	3	2
Share-based compensation expense (note 6)	211	125
Changes in operating assets and liabilities:
Other receivables	122	(25)
Research and development tax credits receivable	26	119
Prepaid expenses	(4,100)	(644)
Accounts payable and accrued liabilities	(571)	(135)
Unrealized foreign exchange	6	—
Income taxes payable	22	16

Net cash used in operating activities	(14,733)	(4,723)

Investing activities
Acquisition of property and equipment	—	(5)
Redemption of short-term investments	—	7,001

Net cash provided by investing activities	—	6,996

Financing activities
Issuance of common shares on exercise of share options (note 6)	25	30

Net cash provided by financing activities	25	30

Net (decrease) increase in cash and cash equivalents during the period	(14,708)	2,303

Cash and cash equivalents — Beginning of period	85,947	10,880

Cash and cash equivalents — End of period	$71,239	$13,183

The accompanying notes are an integral part of these interim condensed consolidated financial statements.

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

1                      Organization and nature of operations

Milestone Pharmaceuticals Inc. (Milestone or the Company) is a Phase 3 clinical-stage biopharmaceutical company incorporated under the Business Corporations Act of Quebec. Milestone is dedicated to developing and commercializing etripamil for the treatment of cardiovascular indications. Etripamil is a novel, potent short-acting calcium channel blocker that the Company designed and is developing as a rapid-onset nasal spray to be administered by the patient to terminate episodes of paroxysmal supraventricular tachycardia as they occur.

Reverse stock split

On April 26, 2019, the Company’s Board of Directors approved an amendment to the Company’s articles of incorporation to effect a 1-for-5.3193 reverse stock split of the Company’s common shares, convertible preferred shares and the share options of the Company. Accordingly, all common shares, convertible preferred shares, share options and per share amounts in these unaudited interim consolidated financial statements have been retroactively adjusted for all periods presented to give effect to the reverse stock split. The reverse stock split was effected on April 26, 2019.

2                      Summary of significant accounting policies

a) Basis of consolidation

The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Milestone Pharmaceuticals USA, Inc. Milestone Pharmaceuticals USA, Inc. began its operations on March 3, 2017. All intercompany transactions and balances have been eliminated.

b) Basis of presentation and use of accounting estimates

These unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP) and on a basis consistent with those accounting principles followed by the Company and disclosed in note 2 of its most recent annual consolidated financial statements, except for the adoption of ASC 842 “Leases” described in c) below.  Certain information, in particular the accompanying notes normally included in the annual financial statements prepared in accordance with US GAAP have been omitted or condensed.  Accordingly, the unaudited interim condensed consolidated financial statements do not include all the information required for full annual financial statements, and therefore, should be read in conjunction with the annual consolidated financial statements and the notes thereto for the year ended December 31, 2018.

In the opinion of the Company, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2019, and its results of operations for the three months ended March 31, 2019 and 2018.  The condensed consolidated balance sheet as of December 31, 2018, was derived from audited annual consolidated financial statements, but does not contain all of the footnote disclosures from the annual consolidated financial statements.

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

2                      Summary of significant accounting policies (Cont’d)

b) Basis of presentation and use of accounting estimates (Cont’d)

These unaudited interim condensed consolidated financial statements are presented in US dollars, which is the Company’s functional currency.

The preparation of unaudited interim condensed consolidated financial statements in conformity with US GAAP requires the Company to make estimates and judgments that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenue and expenses during the period. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes are reasonable under the circumstances, to determine the carrying values of assets and liabilities that are not readily apparent from other sources. Significant estimates and judgments include, but are not limited to, research and development tax credits recoverable, research and development expenses, and share-based compensation. Accordingly, actual results may differ from those estimates and such differences may be material.

c) Adoption of FASB Accounting Standards

Effective January 1, 2019, the Company adopted Accounting Standards Update (ASU) No. 2016-02, “Leases”.  This ASU requires substantially all leases to be recorded on the balance sheet as right-of-use asset and lease obligations.  The Company elected the package of practical expedients permitted under the transition guidance and applied the modified retrospective approach which allowed the Company to carry forward the historical lease classification.  Adoption of this standard resulted in the recording of an operating lease right-of-use asset and corresponding operating lease liabilities of $0.3 million.  The Company’s condensed consolidated balance sheets for reporting periods beginning on January 1, 2019 are presented under the new guidance, while prior period amounts were not adjusted and continue to be reported in accordance with previous guidance.

The Company does not record an operating lease right-of-use asset and corresponding lease liability for leases with an initial term of twelve months or less and recognizes lease expense for these leases as incurred over the lease term.  Upon adoption date, the Company had only one operating lease with a remaining term of less than 12 months for its offices located in Charlotte, NC, which will terminate on July 31, 2019, and for which the Company is not reasonably certain of renewing the lease. The remaining operating lease payments are $22. As of March 31, 2019, the Company has not entered into any additional lease arrangements.

Operating lease right-of-use asset and operating lease liabilities are recognized upon the adoption date based on the present value of lease payments over the remaining lease term. The Company does not have a public credit rating and carries no debt.  As such, several factors were considered in the determination of its incremental borrowing rate used in determining the present value of lease payments.  The Company examined the Bloomberg credit ratings for similar companies; assumed equivalency between the Canadian and US markets for collateralized debt; factored in the cumulative dividend rate on convertible preferred

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

2            Summary of significant accounting policies (Cont’d)

c) Adoption of FASB Accounting Standards (Cont’d)

shares; and used short-term rates for the remaining lease term of 23 months.  This resulted in electing to use  8% as its incremental borrowing rate.  Lease expense is recognized on a straight-line basis over the lease term.  The Company’s lease arrangement does not have lease and non-lease component which are accounted for separately.  Upon adoption and as at March 31, 2019, the Company had one operating lease right-of-use asset and approximately $39 of the operating lease right-of-use asset had been amortized.  The adoption of the accounting standard did not materially impact the Company’s consolidated statement of operations or its consolidated statement of cash flows for the three months ended March 31, 2019.

The Company operating lease right-of-use asset is as follows as at March 31, 2019:

Adoption as at January 1, 2019	$321
Recognition of right-of-use asset in the three-month period ending March 31, 2019	(39)
$282

Operating lease expenses of $44 are included in general and administrative operating expenses in the consolidated statement loss and comprehensive loss, and within operating activities in the statement of cash flows for the three-month period ended March 31, 2019.

The following table summarizes the future minimum lease payments of right-of-use assets operating lease as at March 31, 2019:

April 1, 2019 to March 31, 2020	$183
April 1, 2020 to November 30, 2020	107
290
Less interest	(18)
$272

3            Prepaid expenses

Prepaid expenses consisted of the following:

	March 31, 2019	December 31, 2018
Contract research	4,066	1,136
Costs related to initial public offering	1,244	187
Other prepaid expenses	172	75
	5,482	1,398

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

4    Other receivables

Other receivables are comprised of:

	March 31, 2019	December 31, 2018

Interest receivable	$162	$178
Sales tax receivable	103	209
	$265	$387

5            Accounts payable and accrued liabilities

Accounts payable and accrued liabilities comprised the following:

	March 31, 2019	December 31, 2018

Trade accounts payable	$2,040	$2,603
Accrued research & development liabilities	982	1,012
Other accrued liabilities	593	164
Accrued compensation and benefits payable	291	698
	$3,906	$4,477

6            Shareholders’ deficit

Authorized share capital

An unlimited number of common shares, voting and participating, without par value

During the three-month period ended March 31, 2019, the Company issued a total of 18,153 common shares [2018 — 37,675] for a total cash consideration of $25 [2018 - $30] pursuant to the exercise of 18,153 stock options [2018 — 37,675] at an average exercise price of US$1.3225 per option [2018 — US$1.06 per option]. As a result, an amount of $26 [2018 - $25] previously included in additional paid-in capital related to the exercised options has been credited to share capital and deducted from additional paid-in capital.

Additional paid-in capital

	Three months ended March 31,
	2019	2018

Opening balance	$2,655	$2,372
Share-based compensation expense	211	125
Exercise of stock options	(26)	(25)

Closing balance	$2,840	$2,472

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

6            Shareholders’ deficit (Cont’d)

Share-based compensation

On October 15, 2018, the Company amended for a third time and restated the share option plan (the 2011 Plan) whereby options to purchase common shares of the Company’s shares may be granted to directors, officers, employees, consultants and members of the scientific advisory board. The 2011 Plan is administered by the Board of Directors. The Board of Directors determines the number of options to be granted, the vesting period and the exercise price of new options. It is the Company’s policy to establish the exercise price at an amount that approximates the fair value of the underlying shares on the date of grant as determined by the Board of Directors.

Under the 2011 Plan, unless otherwise decided by the Board of Directors, options vest and are exercisable as follows: 25% are exercisable from the first anniversary of grant date and 2.0833% become available at the end of each month after the first anniversary of grant date.

As of March 31, 2019, there were 3,238,943 options available for awards under the 2011 Plan, of which 2,898,351 options were granted, 49,845 were cancelled/forfeited, leaving 390,437 available for future grants.

The outstanding and exercisable options as at March 31 were as follows:

	2019		2018
	Number of shares	Weighted average exercise price	Number of shares	Weighted average exercise price

Outstanding at beginning of period	2,295,045	$1.7714	968,782	$1.1330
Forfeited/expired	—	—	(12,198)	1.0958
Granted	116,742	9.4152	820,450	1.5426
Exercised	(18,153)	1.3225	(37,675)	0.8458
Outstanding at end of period	2,393,634	$1.9850	1,739,359	$1.3351
Exercisable at end of period	670,168	$1.3511	521,926	$1.0053

As of March 31, 2019, the weighted average remaining contractual life was 8.5 years [2018 — 8.7 years]. The weighted average remaining contractual life was 6.6 years for vested options [2018 — 6.9 years].  There were no options forfeited for the three-month period ended March 31, 2019 (2018 —12,198).

Options granted are valued using the Black-Scholes option pricing model. Amortization of the fair value of the options over vesting years has been expensed and credited to additional paid-in capital in shareholders’ deficit. The weighted average fair values of options granted in the three-month period ended March 31, 2019 was $6.6493 per share [2018 - $1.5426]. Share-based compensation expense recognized for the three-month period ended March 31, 2019 was $211 [2018 - $125].

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

6       Shareholders’ deficit (Cont’d)

Share-based compensation (Cont’d)

As of March 31, 2019, there was $3,047 [2018 - $1,333] of total unrecognized compensation cost, related to non-vested share options, which is expected to be recognized over a remaining weighted average vesting period of 3.0 years [2018 — 3.4 years].

The non-vested options as at March 31 were as follows:

	2019		2018
	Number of options	Weighted average fair value	Number of options	Weighted average fair value
Non-vested at beginning of period	1,706,303	$1.3458	451,113	$1.0266
Forfeited/expired	—	—	(12,198)	1.0639
Granted	116,742	6.6491	820,450	1.1117
Vested, outstanding	(99,579)	$1.1809	(41,932)	$1.1915

Non-vested share options at end of period	1,723,466	$1.7181	1,217,433	$1.0798

The fair value of share-based payment transaction is measured using Black-Scholes valuation model. This model also requires assumptions, including expected option life, volatility, risk-free interest rate and dividend yield, which greatly affect the calculated values.

The fair value of options granted was estimated using the Black-Scholes option pricing model, resulting in the following weighted average assumptions for the options granted for the three-month periods ended March 31:

	2019	2018
Exercise price	$9.42	$1.54
Share price	$9.42	$1.54
Volatility	80%	82%
Risk-free interest rate	2.50%	2.78%
Expected life	6.25 years	6.25 years
Dividend	0%	0%

Expected volatility is determined using comparable companies for which the information is publicly available. The risk-free interest rate is determined based on the US sovereign rates benchmark in effect at the time of grant with a remaining term equal to the expected life of the option. Expected option life is determined based on the simplified method as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term. The simplified method is an average of the contractual term of the options

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

6       Shareholders’ deficit (Cont’d)

Share-based compensation (Cont’d)

and its ordinary vesting period. Dividend yield is based on the share option’s exercise price and expected annual dividend rate at the time of grant.

Share-based payment awards with performance targets attainable after the requisite service period are treated as performance conditions that affect vesting. No compensation expense is recorded related to an award for which the transfer to the employee is contingent on the attainment of a performance target until it becomes probable that the performance target will be met.

The Company recognized share-based compensation expense as follows for the three months ended March 31:

	2019	2018

Administration	$70	$29
Research and development	125	77
Commercial activities	16	19
	$211	$125

7                      Net loss per share

Basic and diluted net loss per common share is determined by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding during the period. The outstanding convertible preferred shares and share-based compensation have been excluded from the calculation because their effects would be anti-dilutive. Therefore, the weighted average number of shares used to calculate both basic and diluted loss per share are the same.

The following potentially dilutive securities have been excluded from the computation of diluted weighted average shares outstanding as of March 31, as they would be anti-dilutive:

	2019	2018

Convertible preferred shares	17,550,802	9,433,910
Share options and unvested restricted share awards	2,955,936	2,017,007
	20,506,738	11,450,917

Amounts in the table above reflect the common share equivalents of the noted instruments.

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

8       Government assistance

The Company incurred research and development expenditures that are eligible for investment tax credits. The investment tax credits recorded are based on management’s estimates of amounts expected to be recovered and are subject to audit by the taxation authorities. These amounts have been recorded as a reduction of research and development expenditures for an amount of $78 for the three-month period ended March 31, 2019 [2018 - $82].

9       Fair value of financial instruments

Pursuant to the accounting guidance for fair value measurement and its subsequent updates, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. the exit price) in an orderly transaction between market participants at the measurement date. The accounting guidance establishes a hierarchy for inputs used in measuring fair value that minimizes the use of unobservable inputs by requiring the use of observable market data when available. Observable inputs are inputs that market participants would use in pricing the asset or liability based on active market data. Unobservable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on the best information available in the circumstances.

The fair value hierarchy is broken down into the three input levels summarized below:

Level 1 — Valuations are based on quoted prices in active markets for identical assets or liabilities and readily accessible by the Company at the reporting date.

Level 2 — Valuations based on inputs other than the quoted prices in active markets that are observable either directly or indirectly in active markets.

Level 3 — Valuations based on unobservable inputs in which there is little or no market data, which requires the Company to develop its own assumptions.

The Company has determined that the carrying values of its short-term financial assets and liabilities were measured using Level 1 inputs and approximate their fair value given the short-term nature of these instruments.

10              Subsequent events

Initial Public Offering

On May 13, 2019, the Company completed its initial public offering (“IPO”), whereby the Company issued 5,500,000 common shares at a public offering price of $15.00 per share. The shares began trading on The Nasdaq Global Select Market on May 9, 2019. On May 15, 2019, the underwriters fully exercised their option to purchase an additional 825,000 common shares at the public offering price of $15.00 per share. The gross proceeds received by the Company from the offering were approximately $94.9 million, before deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. Upon the closing of the IPO, all outstanding shares of Class A1, A2, B, C, D1 and D2 preferred shares converted into 17,550,802 common shares.

Milestone Pharmaceuticals Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

(in thousands of US dollars, except where noted and for share and per share data)

10               Subsequent events (Cont’d)

Stock Incentive Plans

The Company’s board of directors adopted and its shareholders approved the 2019 Equity Incentive Plan (the “2019 Plan”) in April 2019, which then became effective on May 8, 2019 in connection with the IPO. Initially, the maximum number of the Company’s common shares that may be issued under the 2019 Plan is 4,710,564 shares, which is the sum of (1) 1,923,501 new shares, plus (2) the number of shares (not to exceed 2,787,063 shares) (i) that remained available for the issuance of awards under the 2011 Plan at the time the 2019 Plan became effective, and (ii) any shares subject to outstanding options or other share awards that were granted under the 2011 Plan that terminate, expire or are otherwise forfeited, reacquired or withheld. In addition, the number of the Company’s common shares reserved for issuance under the 2019 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2020 through January 1, 2029, in an amount equal to 4% of the total number of the Company’s capital shares outstanding on the last day of the calendar month before the date of each automatic increase, or a lesser number of shares determined by the Company’s board of directors. As of May 8, 2019, the Company’s 2011 Plan was terminated and no further option grants will be made under the 2011 Plan.

Additionally, the Company’s board of directors adopted and its shareholders approved the 2019 Employee Share Purchase Plan (“ESPP”) in April 2019, which then became effective on May 8, 2019. The number of common shares initially reserved for issuance under the ESPP was 278,734 common shares. The number of shares reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2020 through January 1, 2029, by the lesser of (1) 1% of the total number of shares of the Company’s share capital outstanding on the last day of the calendar month before the date of the automatic increase and (2) 487,837 shares; provided that before the date of any such increase, the Company’s board of directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). As of the date hereof, no shares of the Company’s share capital have been purchased under the ESPP.